FROM:

Ameritrans Capital Corporation
For More Information Contact:
Gary Granoff
1-(800)-214-1047


FOR IMMEDIATE RELEASE

           AMERITRANS CAPITAL CORPORATION DECLARES QUARTERLY DIVIDEND

                           ON 9 3/8 % PREFERRED STOCK



New  York,  NY,  December  20, 2005-The board of directors of Ameritrans Capital

Corporation (NASDAQ: AMTC, AMTCP)  has declared a dividend of $0.28125 per share on its 93/8% cumulative participating  redeemable Preferred Stock for the period

October 1, 2005 through December 31, 2005.   The  dividend is payable on January

16, 2006 to shareholders of record as of December 30,  2005.   The  dividend  is

being declared from estimated earnings for the period ending December 31, 2005.



Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses.  Ameritrans' wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United

Stated Small Business Administration (the "SBA") as a Small Business Investment

Company since 1980.  The company maintains its offices at 747 Third Avenue, 4th

Floor, New York, NY, 10017.

                                     # # #

This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.